UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2025
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Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1166 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices and Zip Code)
(212) 832-3232
(Registrant's telephone number, including area code)

_________________________________________ (Former name or former address, if changed since last report)
  ________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On August 15, 2025, Cohen & Steers, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”) which amends that certain Credit Agreement, dated as of January 20, 2023 (the “Credit Agreement” and the Credit Agreement as amended by the First Amendment, the “Amended Credit Agreement”), providing for a $100 million senior unsecured revolving credit facility maturing on August 15, 2029, with Bank of America, N.A., as administrative agent, sole lead arranger and sole bookrunner, State Street Bank and Trust Company, as syndication agent, and the other lending institutions from time to time party thereto.

Borrowings under the Amended Credit Agreement may be used for working capital and other general corporate purposes.

Amounts outstanding under the Amended Credit Agreement bear interest at a variable annual rate equal to, at the Company’s option, either, (i) in respect of Term SOFR Loans (as defined in the Amended Credit Agreement), a rate equal to Term SOFR (as defined in the Amended Credit Agreement) in effect for such period plus an applicable rate as determined according to a performance pricing grid and, (ii) in respect of Base Rate Loans (as defined in the Amended Credit Agreement), a rate equal to a Base Rate (as defined in the Amended Credit Agreement) plus an applicable rate as determined according to a performance pricing grid. The Company is also required to pay a commitment fee determined according to a performance pricing grid and based on the actual daily unused amount of the Amended Credit Agreement payable quarterly. Subject to timely prior written notice and payment of breakage fees, if any, the Company may at any time and from time to time (i) terminate all or any portion of the commitments under the Amended Credit Agreement and/or (ii) prepay all or any portion of any outstanding borrowings.

The Amended Credit Agreement contains financial covenants with respect to leverage and interest coverage, as well as customary affirmative and negative covenants, including limitations on priority indebtedness, asset dispositions and fundamental corporate changes, and certain customary events of default which, subject to any applicable grace and/or cure periods, could result in an acceleration of amounts due under the Amended Credit Agreement. Many of these covenants and restrictions are subject, however, to customary qualifications, thresholds and exceptions.

The foregoing description of the Amended Credit Agreement is a summary and is subject to and qualified in its entirety by the full text of the Amended Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though fully set forth herein.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
First Amendment to Credit Agreement, dated as of August 15, 2025, among Cohen & Steers, Inc., Bank of America, N.A., as administrative agent, sole lead arranger and sole bookrunner, State Street Bank and Trust Company, as syndication agent, and the other lending institutions from time to time party thereto

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: August 15, 2025	By:	/s/ Francis C. Poli
Name: Francis C. Poli Title: Executive Vice President, General Counsel and Secretary